                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              PRIMARK CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              PRIMARK CORPORATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:
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

                                                     PRELIMINARY PROXY MATERIALS
                                                     ---------------------------
[PRIMARK LOGO]

--------------------------------------------------------------------------------
Joseph E. Kasputys                                      Primark Corporation
Chairman, President and                                 1000 Winter Street
Chief Executive Officer                                 Suite 4300
(617) 487-2102                                          Waltham, MA 02154

April 10, 1997

Dear Shareholder:

Your Board of Directors cordially invites you to attend the 1997 Annual Meeting of Shareholders which will be held at 11:00 a.m. on Wednesday, May 28, 1997 at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts. Details regarding the business of the meeting are contained in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

I look forward with the other members of the Board of Directors to the opportunity of greeting personally those shareholders who are able to attend the meeting. However, regardless of whether you attend the meeting, it is important that your shares be represented. Accordingly, we urge you to sign the enclosed Proxy and return it to us promptly in the envelope provided.

Your continued support is very much appreciated.

Sincerely,

/s/ Joseph E. Kasputys

Joseph E. Kasputys

                                 [PRIMARK LOGO]
                                  CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 1997
To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Primark Corporation ("Company") will be held at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts on Wednesday, May 28, 1997 at 11:00 a.m. for the following purposes:

     (1) To elect a board of seven directors;

     (2) To approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock from 65,000,000 to 100,000,000 shares;

     (3) To approve a new employment and related agreements with Mr. Joseph E. Kasputys, the Chairman, President and Chief Executive Officer of the Company and the Chairman of TASC, Inc.;

     (4) To approve an amendment to the Primark Corporation 1992 Stock Option Plan to limit the maximum number of shares subject to option that may be granted in any calendar year to any participant under such plan;

     (5) To approve an increase in the number of shares of Company Common Stock reserved for issuance under the Primark Corporation 1992 Employee Stock Purchase Plan from 1,000,000 shares to 3,000,000 shares;

     (6) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1997; and

     (7) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the meeting.

     You are cordially invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the meeting in person, the Board of Directors urges you to sign, date and promptly return the enclosed Proxy in the accompanying envelope.

                                             By Order of the Board of Directors,

                                                  /s/Michael R. Kargula

                                                     Michael R. Kargula
                                                   Senior Vice President,
                                                General Counsel and Secretary

April 10, 1997
-------------------------------------------------------------------------------
                                   IMPORTANT

Even if you expect to attend the Annual Meeting, regardless of the size of your shareholdings, it is requested that you promptly date and sign the enclosed form of Proxy and return it in the envelope provided. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before your Proxy is voted.
-------------------------------------------------------------------------------

                                 [PRIMARK LOGO]
                                  CORPORATION

                                PROXY STATEMENT
                                    FOR THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors ("Board" or "Primark Board") of Primark Corporation (hereinafter referred to as "Primark" or the "Company"), 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, to be voted at the 1997 Annual Meeting of Shareholders of the Company to be held at the Burlington Marriott Hotel, 1 Mall Road, Burlington, Massachusetts on Wednesday, May 28, 1997 at 11:00 a.m., and at any adjournments thereof. The Proxy Statement and form of Proxy are first being sent to shareholders on or about April 10, 1997.

     As of March 31, 1997, the record date for determination of shareholders
entitled to notice of and to vote at the meeting, there were           shares of
Common Stock of the Company ("Shares" or "Common Stock") outstanding. Each outstanding Share is entitled to one vote on all matters which may come before the Annual Meeting. All Shares which are represented by signed Proxies received at or prior to the meeting from shareholders of record will be voted at the Annual Meeting in accordance with the instructions indicated on such Proxies. Executed but unmarked Proxies will be voted as recommended by the Board. A Proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by notifying the Secretary of the Company in writing, or by delivering to the Secretary of the Company a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     In accordance with Michigan corporate law, the Company's Articles of Incorporation and by-laws, each nominee for director will be elected upon receiving a plurality of the votes cast at the meeting, assuming that a quorum is present. For purposes of determining the number of votes cast with respect to the election of directors and many other voting matters, only those cast "for" or "against" are included. Proxies containing abstentions, withheld votes, or broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as votes cast at the meeting. Under New York Stock Exchange ("NYSE") rules shares held in street name may not be voted, as to certain "non-routine" matters, by the brokers in whose names they are held, absent instructions from the beneficial owner of shares. Actions other than the election of directors are ordinarily authorized by a majority of the votes cast. Certain matters, however, require either a majority of the outstanding shares entitled to vote, or a majority of the shares present and entitled to vote. As to any of such matters, an abstention or a broker non-vote has the same effect as a vote against the proposal.

OTHER MATTERS

     Except as set forth herein, the Board has no knowledge of any other matters to come before the meeting. If, however, any other matters properly come before the meeting upon which a vote may properly be taken, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

ELECTION OF DIRECTORS (ITEM 1)

     Unless otherwise instructed on the Proxy, the persons named therein intend to vote the Proxy for the election of the following named persons as directors to hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The Board believes that, if elected, each nominee will be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the Board may select a substitute nominee and in that event the Proxy will be voted for the person so selected.

     Information as of January 31, 1997 concerning the Board of Directors' nominees for election as directors is set forth below.

     KEVIN J. BRADLEY, 68, served as the Chairman of Corporate Investment Associates, Inc., an investment management firm from November 1990 to September 1995. From November 1985 until October 1990, he was a Limited Partner of Weiss Asset Management Limited Partnership, an investment management firm. From 1977 through November 1985 he served as Chairman and Chief Executive Officer of the Travelers Investment Management Company, a subsidiary of The Travelers Corporation (a financial services company). Mr. Bradley has been a director of the Company since 1981. He is Chairman of the Compensation Committee and a member of the Audit Committee of the Board.

     JOHN C. HOLT, 56, has served as the President and Chief Executive Officer of TASC, Inc. ("TASC"), an applied information technology company and a wholly-owned subsidiary of the Company, and Executive Vice President of the Company since April 1994. From 1982 until January 1994, Mr. Holt held the position of Executive Vice President of The Dun & Bradstreet Corporation ("D&B"), an information services company, and served as a director of that company from 1985 until 1994. In addition, Mr. Holt was the former Chairman, President and Chief Executive Officer of the A. C. Nielsen Company, a marketing information company and a former affiliate of D&B. Mr. Holt has been a director of the Company since 1985. He is a member of the Finance Committee of the Board.

     JOSEPH E. KASPUTYS, 60, has served as Chairman, President and Chief Executive Officer of the Company since May 1988. From June 1987 until May 1988, he served as President and Chief Operating Officer of the Company. Prior to joining the Company in June 1987, he was Executive Vice President of McGraw-Hill, Inc., a publishing and information services company. Prior to joining McGraw-Hill in 1985, he was President and Chief Executive Officer of Data Resources, Inc., an economic forecasting and consulting firm. Mr. Kasputys has been a director of the Company since 1987. He is a member of the Nominating Committee of the Board. Mr. Kasputys is also a director of Lifeline Systems, Inc., a company that develops and manufactures personal response products and provides related monitoring and other services.

     STEVEN LAZARUS, 65, is Managing Director of the ARCH Venture Partners L.P., a venture partnership investing in companies in the early stage of development, and has held that position since July 1994. From 1986 to 1994, he was President and Chief Executive Officer of Argonne National Laboratory/The University of Chicago Development Corporation ("ARCH"), which transforms scientific discoveries into viable high technology products and services. Prior to joining ARCH in October 1986, he was a Group Vice President at Baxter Travenol Laboratories, Inc., a manufacturer and distributor of hospital supplies and related medical equipment. Mr. Lazarus has been a director of the Company since 1987. He is Chairman of the Nominating Committee and a member of the Audit and Compensation Committees of the Board. Mr. Lazarus is also a director of Amgen Inc., a biotechnology company and Illinois Superconductor Corporation, an advanced materials company serving the telecommunications industry.

     PATRICIA MCGINNIS, 49, is the President and Chief Executive Officer of the Council for Excellence in Government, a national membership organization of private sector leaders who have served as senior officials in government. From 1982 until May 1994, she was a principal at the public affairs consulting firm of Winner/Wagner & Francis (formerly the FMR Group). Previously, she served in various senior policy positions in the federal government including the Office of the Vice President, the Department of Health and Human Services, the Department of Commerce, the Office of Management and Budget and the Senate Budget Committee. Ms. McGinnis has been a director of the Company since 1995. She is a member of the Compensation Committee of the Board.

     JONATHAN NEWCOMB, 50, is President and Chief Executive Officer of Simon & Schuster, an educational, computer and English-language book publisher and the publishing operation of Viacom Inc. From January 1991 until May 1994, he served as President and Chief Operating Officer of that company. From November 1989 until December 1990, Mr. Newcomb was Executive Vice President, Operations of Simon & Schuster. He was elected to the Board on July 23, 1996. Mr. Newcomb is Chairman of the Finance Committee of the Board and a member of the Nominating Committee. Mr. Newcomb is also a director of Marine Midland Bank.

     CONSTANCE K. WEAVER, 44, is Financial Vice President-Investor Relations of AT&T Corp., a communications service company. From June 1995 to April 1996, she held the position of Senior Director -- Investor Relations of Microsoft Corporation, a computer software company. From June 1993 through May 1995 she held the position of Vice President, Investor Relations of MCI Communications Corporation, a telecommunications company. From June 1991 until July 1993 and from January 1990 until May 1991, she held the position of Director, Investor Relations and Director, Corporate Communications, respectively, of that company. From 1988 until January 1990, she was the Executive Director, Business Week Executive Programs and Services Department for McGraw-Hill, Inc. Ms. Weaver has been a director of the Company since 1994. She is Chairwoman of the Audit Committee and a member of the Finance Committee of the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Members of the Board held an aggregate of seven regular meetings during 1996 and also served on standing committees of the Board. During 1996, no director attended less than 75 percent of the (i) total number of meetings held by the Board, and (ii) total number of meetings held by all committees of the Board on which the director served. In addition to the Finance Committee, the Company has the following standing committees of the Board:

     Audit Committee -- The Audit Committee, which held two meetings during 1996, recommends to the Board the selection of independent auditors; reviews the scope of the independent audit and auditors' fees; reviews the annual financial statements and audit results, including auditors' recommendations; reviews the Company's internal control system; reviews the scope of the internal audit procedures and results of those procedures; and reviews the Company's policies relating to business conduct.

     Compensation Committee -- The Compensation Committee held two meetings during 1996. The Compensation Committee establishes the salaries and other direct compensation for all officers of the Company, annually reviews and makes recommendations to the Board with respect to the compensation to be paid to outside directors of the Company, and administers certain incentive plans of the Company.

     Nominating Committee -- The Nominating Committee, which held one meeting during 1996, is authorized to make recommendations to the Board concerning nominees for directors to be elected at the Company's Annual Meeting of Shareholders, nominees to fill vacancies on the Board, and policies relating to tenure and retirement of the Company's directors and successors to the Company's two highest ranking offices. The Nominating Committee accepts recommendations from shareholders of individuals to be considered as nominees for directors. In accordance with the Company's Articles of Incorporation, nominations for election to the Board of Directors at a meeting of the shareholders may be made by the Board of

Directors, on behalf of the Board of Directors by the Nominating Committee, or by any shareholder of the Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing, delivered to or mailed, and received by the Secretary of the Company at least 60 days but not more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. A shareholder's notice of nomination must contain certain information set forth in the Company's Articles of Incorporation concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Shareholder nominations for election as directors at the 1997 Annual Meeting were required to be received by March 24, 1997 in order to be considered timely. No such nominations were received by that date.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of Shares beneficially owned as of March 3, 1997 by each director, the chief executive officer and the four other most highly compensated executive officers, and by all directors and executive officers of the Company as a group:

                                                                          NUMBER      PERCENT
                                 NAME                                    OF SHARES   OWNERSHIP
-----------------------------------------------------------------------  ---------   ---------
Kevin J. Bradley(1)....................................................     75,204      .277%
Stephen H. Curran(2)(3)................................................    306,370     1.120%
Ira Herenstein(2)(3)...................................................     66,474      .245%
John C. Holt(2)(3).....................................................    344,612     1.256%
Michael R. Kargula(2)(3)...............................................    422,584     1.541%
Joseph E. Kasputys(2)(3)...............................................  1,912,632     6.706%
Steven Lazarus(1)......................................................     99,840      .367%
Patricia McGinnis(1)...................................................     22,500      .083%
Jonathan Newcomb(1)....................................................     15,000      .055%
Constance K. Weaver(1).................................................     30,000      .111%
All directors and executive officers as a group (12 persons)(4)(5).....  3,579,960    11.942%

---------------

(1) Includes for Messrs. Bradley, Lazarus and Newcomb 74,904, 87,372 and 15,000 Shares, respectively, and for Mdmes. McGinnis and Weaver 22,500 and 30,000 Shares, respectively, which such directors have the right to acquire pursuant to the exercise of the options held by them under the Primark Corporation Stock Option Plan for Non-Employee Directors ("Stock Option Plan for Non-Employee Directors"). Directors who are employees of the Company, or a subsidiary thereof, are not eligible to receive option grants under this plan.

(2) Includes 28,262 Shares for each of Messrs. Curran, Kargula and Kasputys and 12,484 Shares for Mr. Herenstein allocated to the participant's account under the Primark Corporation Savings and Stock Ownership Plan (formerly the Primark Corporation Employee Stock Ownership Plan) ("Savings Plan"). Includes 142 Shares held by Mr. Holt under the TASC, Inc. Profit Sharing and Stock Ownership Plan ("PSSOP").

(3) Includes 1,432,390, 343,470, 259,240, 340,640 and 53,990 Shares subject to stock options exercisable within 60 days of March 3, 1997 held by Messrs. Kasputys, Holt, Curran, Kargula and Herenstein, respectively, which options were granted under various plans of the Company.

(4) Includes 2,656,240 Shares subject to stock options exercisable within 60 days of March 3, 1997 held by executive officers under various plans of the Company.

(5) Includes 153,936 Shares for all executive officers as a group which are held under the Savings Plan and PSSOP. As to Shares held in the Savings Plan, the executive officers possess voting power with respect to all such Shares but dispositive power only as to 20 percent of such Shares. Non-employee directors of the Company are not eligible to participate in these plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Based on information filed with the Securities and Exchange Commission ("SEC") on Schedules 13D and 13G, the following information as of the dates indicated is set forth below with respect to beneficial owners of more than five percent of the Shares (see also "Security Ownership of Management" on page hereof):

                                                           NUMBER             PERCENT OF CLASS
               NAME AND ADDRESS                          OF SHARES           AS OF MARCH 3, 1997
-----------------------------------------------  --------------------------  -------------------
Dawson-Samberg Capital Management, Inc.........         1,436,100(1)                 5.30%
354 Pequot Avenue                                (as of December 31, 1996)
Southport, Connecticut 06490

The Capital Group Companies, Inc...............         1,738,900(2)                 6.42%
Capital Research and Management Company          (as of February 12, 1997)
333 South Hope Street
Los Angeles, California 90071

---------------

(1) Sole voting and sole dispositive power is claimed with respect to 1,436,100 Shares.

(2) The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported. The Capital Group Companies, Inc. does not have investment power or voting power over any of the securities reported above; however, The Capital Group Companies, Inc. believes that it may be deemed to beneficially own such securities by virtue of the rules and regulations promulgated by the SEC.

DIRECTORS' COMPENSATION

     During 1996, each director who was not an employee of the Company or of any of its subsidiaries received as compensation for the director's services an annual retainer of $15,000. Effective January 1, 1997, such retainer was increased to $20,000. The fee for each Board meeting and committee meeting attended by a non-employee director is $1,500 and $750, respectively; provided, however, that if a committee meeting is held on a date when no Board meeting is held, each non-employee director who is a member of the committee is entitled to receive $1,500 for each such meeting attended. In addition, non-employee directors of the Company automatically receive on an annual basis a non-qualified stock option to acquire 7,500 Shares under the Stock Option Plan for Non-Employee Directors. The directors who serve as officers of the Company or of a subsidiary receive no compensation for their services as a director other than their regular salaries and benefits.

     The Company maintains the Primark Corporation Supplemental Death Benefit and Retirement Income Plan, which covers certain key officers and non-employee directors of the Company. Under the Primark Corporation Supplemental Death Benefit and Retirement Income Plan, in the event of the death of a non-employee director prior to his or her retirement from the Board, the director's surviving spouse is entitled to a lump sum payment of $150,000 payable at the time of the director's death. The Primark Corporation Supplemental Death Benefit and Retirement Income Plan also provides that a non-employee director can elect to receive either (i) a supplemental retirement benefit of $15,000 annually (payable in monthly installments) for each of the ten years following such director's retirement at age 65 or older, or (ii) a post-retirement death benefit of $150,000 payable to such director's surviving spouse upon the death of the director if such death occurs after the director's retirement on or after attaining age 65. No benefits are to be payable under the plan unless the director has been a member of the Company's Board of Directors for at least five years. Additionally, a non-employee director leaving the Board after a change of control would be entitled to receive a cash payment of $150,000. A non-employee director receiving this payment would not be entitled to receive any other payments under the Primark Corporation Supplemental Death Benefit and Retirement Income Plan.

EXECUTIVE COMPENSATION

     The following table ("Summary Compensation Table") sets forth the compensation paid or awarded for performance during the last three completed fiscal years by the Company or a subsidiary to the Company's chief executive officer and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                        ---------------------
                                                             ANNUAL COMPENSATION          AWARDS
                                                        -----------------------------   ----------    PAYOUTS
                                                                              OTHER     SECURITIES    -------
                                                                             ANNUAL     UNDERLYING     LTIP     ALL OTHER
                    NAME AND                            SALARY     BONUS    COMPENSA-    OPTIONS      PAYOUTS   COMPENSA-
               PRINCIPAL POSITION                YEAR     ($)       ($)      TION($)       (#)          ($)      TION($)
------------------------------------------------ -----  -------   -------   ---------   ----------    -------   ----------
Joseph E. Kasputys.............................. 1996   601,184   426,948     58,258(1)    40,000          0       33,419(2)
  Chairman, President and                        1995   584,376   391,804     56,561(1)   101,000(3)       0      115,377
  Chief Executive Officer                        1994   568,840   257,035     50,996(1)    40,000          0       52,096
  of the Company and Chairman of TASC

John C. Holt(4)................................. 1996   417,510   261,584           (5)    16,000          0       33,515(6)
  President and Chief Executive                  1995   407,535   237,169           (5)    57,000(3)  516,316(7)   30,000
  Officer of TASC and Executive                  1994   298,415   275,000    227,120(8)   500,000(9)       0            0
  Vice President of the Company

Stephen H. Curran............................... 1996   221,846   106,382           (5)    11,000          0       32,466(2)
  Senior Vice President and                      1995   204,751    87,531           (5)    14,000          0      114,424
  Chief Financial Officer of                     1994   194,863    53,862           (5)    15,000          0       51,143
  the Company

Ira Herenstein(10).............................. 1996   325,250   123,312           (5)     8,000     274,120(11)  33,435(2)
  Senior Vice President of                       1995     --        --         --          --           --           --
  Marketing of the Company                       1994     --        --         --          --           --           --

Michael R. Kargula.............................. 1996   240,285   128,191           (5)    13,000          0       32,346(2)
  Senior Vice President,                         1995   234,125   117,791           (5)    37,000(3)       0      114,304
  General Counsel and Secretary                  1994   225,771    77,110           (5)    20,000          0       51,023
  of the Company, and Vice
  President and General Counsel
  of TASC

---------------

 (1) The amount includes $29,260, $35,395 and $27,539 for fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994 for imputed interest relating to a certain loan by the Company to Mr. Kasputys for payment of income taxes in connection with the grant of stock to Mr. Kasputys under the Primark Corporation 1988 Incentive Plan ("Incentive Plan"). Such loan is interest-free; evidenced by promissory notes; secured by 100,000 Shares; and, subject to annual repayments, is fully payable on December 31, 1998. The largest aggregate amount of indebtedness outstanding
     thereunder in 1996 was $541,791, of which $               was outstanding
     on March   , 1997. See "Approval of the Kasputys Employment and Related
     Agreements" on pages   to   for a discussion of the new employment
     arrangements between the Company and Mr. Kasputys.

                                              (Footnotes continued on next page)

                                       (Footnotes continued from previous page)

 (2) Includes $30,542 representing the value of 1,234 Shares of Company Common Stock on December 31, 1996 which Shares have been allocated to Messrs. Kasputys', Curran's, Kargula's and Herenstein's accounts under the Savings Plan (the Company's only qualified retirement plan). Includes $2,877, $1,924, $1,804 and $2,893 for Messrs. Kasputys, Curran, Kargula and Herenstein, respectively, representing the premium amounts paid by the Company for executive life insurance on behalf of such executive officers.

 (3) Includes 51,000, 32,000 and 18,000 Shares subject to option for Messrs. Kasputys, Holt and Kargula, respectively, which options vest in three annual installments with the first installment having vested during 1996. The options were granted in recognition of such executive officer's agreement to accept a 50 percent reduction in the amount of their respective merit increases in fiscal years 1995, 1996 and 1997.

 (4) Mr. Holt was employed by TASC for a partial year during fiscal year 1994.

 (5) While the executive officers received other compensation in the form of perquisites, such perquisites do not exceed the lesser of $50,000 or ten percent of each executive officer's total annual salary and bonus for 1996 as reported for such executive officer herein.

 (6) Includes $18,214 and $11,786 allocated to Mr. Holt's account under the PSSOP and the TASC Supplemental Employee Retirement Plan, respectively, for the fiscal year ended December 31, 1996. Also includes $3,515 representing the value of 142 Shares of Company Common Stock on December 31, 1996 allocated to Mr. Holt's account on January 1, 1997 for the fiscal year ended December 31, 1996 under the PSSOP.

 (7) Pursuant to the terms of the Employment Agreement dated February 28, 1994 (the "Holt Employment Agreement"), Mr. Holt was entitled to a long-term cash payment if TASC achieved a certain specified aggregate growth in its "economic value-added" ("EVA"). The Holt Employment Agreement was amended in the summer of 1995 (the "1995 Amendment"). On February 29, 1996, the 1995 Amendment and the EVA provisions in the Holt Employment Agreement were canceled. Since $621,490 of future value (owed after 1998) had been earned by Mr. Holt for 1995 performance under the 1995 Amendment, Mr. Holt was paid the present value of that amount. See "Long-Term Incentive
     Plan -- Award in Last Fiscal Year."

 (8) Includes a bonus of $200,000 which was provided to Mr. Holt to help offset certain expenses associated with the Holt Employment Agreement.

 (9) The stock options were granted to Mr. Holt in order to induce him to execute the Holt Employment Agreement. The stock options vest in five equal installments, with the first installment having vested on February 27, 1995 and every year thereafter, except the last installment vests on December 31, 1998. In the event of a change of control of the Company or the termination of employment with TASC without "cause" (as defined in the Holt Employment Agreement), all unvested stock options become immediately exercisable.

(10) Mr. Herenstein was not an officer of the Company during fiscal years 1995 and 1994.

(11) Represents the amount paid to Mr. Herenstein pursuant to the terms of an employment agreement between the Company and Mr. Herenstein dated December 3, 1996 under which Mr. Herenstein is deemed to have exercised as of September 30, 1996 all value appreciation rights that were granted to him under the Primark Information Services UK Limited and Affiliates Long-Term Incentive Plan while he was an executive officer of a Primark subsidiary.

OPTION GRANTS IN LAST FISCAL YEAR

     Set forth below is information concerning the grant of stock options to each of the persons named on the Summary Compensation Table during 1996.

                                                   INDIVIDUAL GRANTS
                              ------------------------------------------------------------ GRANT DATE
                               NUMBER OF     % OF TOTAL                                       VALUE
                              SECURITIES      OPTIONS                                      -----------
                              UNDERLYING     GRANTED TO    EXERCISE OR                     GRANT DATE
                                OPTIONS      EMPLOYEES     BASE PRICE       EXPIRATION       PRESENT
            NAME              GRANTED(#)   IN FISCAL YEAR    ($/SH)            DATE        VALUE($)(1)
----------------------------- -----------  --------------  -----------  ------------------ -----------
Joseph E. Kasputys...........    40,000(2)      9.53%        $ 39.75    February 26, 2006    995,200
John C. Holt.................    16,000(3)      3.81%        $ 39.75    February 26, 2006    374,720
Stephen H. Curran............    11,000(2)      2.62%        $ 39.75    February 26, 2006    273,680
Ira Herenstein...............     8,000(3)      1.91%        $ 39.75    February 26, 2006    187,360
Michael R. Kargula...........    13,000(2)      3.10%        $ 39.75    February 26, 2006    323,440

---------------

(1) As suggested by the SEC's rules on executive compensation disclosure, the Company used the Black-Scholes model of option valuation to determine grant date present value. The following assumptions were made for purposes of calculating the Grant Date Present Value: an option term of ten years, volatility at .3825, dividend yield at 0%, interest rate at 6.70% and vesting discount at .9412. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

(2) The stock options have a ten-year term and were exercisable as of February 27, 1996.

(3) The stock options have a ten-year term and vest in three equal annual installments with the first installment vesting on February 27, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     Set forth below is information concerning the value of unexercised in-the-money stock options held on December 31, 1996 by each person named in the Summary Compensation Table.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                           SHARES                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          ACQUIRED                             AT FY-END(#)                 AT FY-END($)(2)
                             ON            VALUE        ---------------------------   ---------------------------
         NAME            EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  -----------   --------------   -----------   -------------   -----------   -------------
Joseph E. Kasputys.....       0               0          1,415,050        34,170      25,081,409        367,328
John C. Holt...........       0               0            218,810       354,190       2,452,208      3,785,543
Stephen H. Curran......       0               0            246,240             0       4,297,990              0
Ira Herenstein.........       0               0             51,350        76,650         421,575        455,300
Michael R. Kargula.....       0               0            319,520        12,060       5,543,811        129,645

---------------

(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of the Company's Common Stock on the NYSE on the date of exercise.

(2) The value is based upon the $24.75 closing price of a share of the Company's Common Stock on the NYSE at December 31, 1996, minus the exercise price.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

     Set forth below is information concerning the cash payment to which the named executive would be entitled to receive after 1998 in the event a certain stated cumulative amount of "economic value-added" is achieved by TASC over a three-year period.

                                                        PERFORMANCE OR OTHER PERIOD
                         NAME                           UNTIL MATURATION OR PAYOUT     MAXIMUM
------------------------------------------------------  ---------------------------   ----------
John C. Holt(1).......................................           1996-1998            $4,379,000

---------------

(1) Under the Long-Term Incentive Agreement, Mr. Holt is entitled to a cash payment if TASC achieves a certain cumulative amount of EVA, as such term is defined in the Long-Term Incentive Agreement from January 1, 1996 through December 31, 1998. Subject to certain forfeiture provisions, the maximum cash payment under the Long-Term Incentive Agreement will be $4,379,000 if the aggregate amount of EVA grows, on a cumulative basis, at an annual compound rate of 32.57 percent or more over the three-year period ending December 31, 1998. If the EVA grows, on a cumulative basis, at an annual compound rate of more than ten percent but less than 32.57 percent, the EVA bonus payable would be interpolated between zero and the $4,379,000 maximum amount. No payment will be due if the actual EVA grows at a ten percent or less annual rate for the entire three year performance period contained in the Long-Term Incentive Agreement. Mr. Holt will forfeit any amounts that he may have earned under this Long-Term Incentive Agreement if (i) he terminates his employment with TASC prior to December 31, 1998 or his employment with TASC is terminated for "cause" as that term is defined in the Holt Employment Agreement; or (ii) TASC does not achieve an annual compound growth rate of EVA, on a cumulative basis, of greater than ten percent for the three full years ended December 31, 1998. If Mr. Holt's employment with TASC is terminated without cause in 1997 or 1998, TASC is obligated to make a cash payment (in addition to any other severance amount payable under the Holt Employment Agreement) based upon the EVA which has been generated in 1996 through the last full calendar year in which Mr. Holt is employed by TASC; provided, however, that the annual compound growth rate of such EVA is in excess of ten percent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors ("Committee") is composed entirely of non-employee directors. The three directors comprising the Committee are Mr. Kevin J. Bradley, Chairman, Mr. Steven Lazarus and Ms. Patricia McGinnis.

     Mr. Lazarus, a director of the Company and a member of the Committee, is the chief executive officer of HealthQual Systems Corporation ("HealthQual"). HealthQual is controlled by ARCH and one of its affiliates. On May 2, 1991, the Company entered into a Secured Convertible Note Purchase Agreement with HealthQual pursuant to which the Company made a loan to HealthQual in the aggregate principal amount of $250,000, bearing interest at the rate of ten percent per annum. Such loan was due and payable on May 1, 1996 and has not been repaid. Pursuant to a Plan of Liquidation and Dissolution, HealthQual was dissolved on February 1, 1996. The Company expects to receive only a nominal payment on its loan in connection with the liquidation of HealthQual. Mr. Lazarus has disqualified himself from taking part in any action with respect to HealthQual by the Board of Directors of the Company.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee ("Committee") establishes the salaries and other direct compensation payable to the executive officers of the Company and has oversight responsibility for administering certain incentive plans applicable to such employees. In this connection, the Committee regularly reviews the Company's executive compensation programs and policies; establishes the Company's strategic compensation objectives; and monitors and evaluates the design and effectiveness of the Company's executive compensation programs. The Committee believes that executive compensation should not be based strictly on mechanical formulas, statistical data or the like, since the rigid application of such quantitative performance measures would eliminate important qualitative factors critical to long-term strategic performance. Instead, it is the Committee's view that the discretion to apply business judgments is critical to executive compensation programs that relate compensation to performance. Accordingly, no assigned weight is given to the factors reviewed by the Committee with regard to compensation adjustment for executive officers and the chief executive officer of the Company. All members of the Committee are non-employee directors of the Company. A nationally-recognized, independent compensation consulting firm was retained by the Company in 1996 to assist it in the development of a compensation package for Mr. Joseph E. Kasputys. See
"Approval of the Kasputys Employment and Related Agreements on pages   to   for
a discussion of the compensation package.

     Through the assistance of such compensation consulting firm, competitive salary levels comparable to other well-managed companies and a salary structure reflecting internal equity among employees are set as the cornerstones of the Company's compensation policies. In addition to the foregoing, the compensation program for executive officers has been designed to:

     -  reward the achievement of strategic business initiatives and goals

     - align a portion of compensation with the Company's overall corporate performance

     - attract and retain talented executives who are critical to the Company's long-term growth and success

     - align the interests of executive officers with the long-term interests of shareholders

     The Committee seeks to align total compensation for the Company's executive officers with corporate performance, and for this reason a significant portion of executive compensation is variable. The key elements of the Company's direct compensation to executive officers consist of base salary, an annual incentive and a long-term incentive as further discussed below.

Base Salary

     Generally, base salaries of executive officers first entering the position are above the average starting salaries for such officers at comparable companies reflecting the high standards the Company sets in recruiting and promoting officers. Adjustments are considered to account for individual experience, internal equity and external market comparisons. Increases to base salary are determined by a subjective analysis which takes into account Company performance in the general sense, a perception of the executive's individual performance during the annual evaluation period, future potential and competitive compensation conditions. Moreover, current market data and compensation trends for comparable companies are taken into account. With respect to the measurement of an executive officer's individual performance, consideration is given to such officer's scope of responsibility, his or her demonstrated contribution and commitment to achieving the Company's strategic objectives and direction, both individually and as a member of a management team, the day-to-day effectiveness of each executive in managing the Company's business and in providing leadership to the Company's and its subsidiaries' personnel, and the executive's sustained performance over a period of time. For fiscal year 1996, the Committee gave particular consideration to job responsibilities, including the continued need for certain executive officers to fulfill critical functions at subsidiaries by providing direct operational and administrative support; management's individual efforts and contributions in operating the consolidated Company as a global entity in a competitive worldwide market; strategic decisions implemented by individual executive management in addressing corporate needs and goals, and the need to retain the executive officer's talent to manage and build the Company's various lines-of-businesses in a rapidly changing marketplace.

     The key performance measurements relied upon by the Committee in determining the chief executive officer's compensation for 1996 was its assessment of the chief executive officer's ability and dedication to enhancing the long-term value of the Company by continuing to provide the leadership and vision that he has provided throughout his tenure as chief executive officer. In addition to the factors described above, the Committee also considered the following in determining the chief executive officer's 1996 compensation: the complexity, variation, integration and expansion of the lines-of-businesses of the Company; the establishment of a global identity for the consolidated Company; the development of an integrated product line linking the Company's subsidiaries throughout the United States and worldwide; the extent to which strategic business plan goals were met; his contribution in achieving long-term financial and non-financial objectives; his responsiveness to a rapidly changing marketplace; and the level of compensation paid to chief executives with comparable levels of experience, responsibilities and qualifications.

Annual Incentive

     In general, the Company's annual incentive plan is comprised of a cash bonus plan. Payment to executive officers under such plan in 1996 was measured by the Company's achievement of certain pre-determined net income goals. The net income goals for the Company and its subsidiaries are recommended to the Committee by senior management on the basis of a corporate plan. Based on the plan prepared by each subsidiary, the corporate plan is reviewed and approved by the Board of Directors. The net income goals are subject to adjustment for acquisitions, dispositions or other significant events not contemplated by the corporate plan. If the net income goals are met, awards to executive officers range from 22.5 percent to 60 percent of salary. The amount of bonus may increase or decrease depending upon the extent by which actual results vary from the net income goals, provided, however, that except for the chief executive officer, no executive officer participating in the annual incentive plan may receive bonus payments totaling more than 150% of the target bonus amount.

     For Mr. Holt, the amount of bonus payable to him is based on the extent to which objective performance goals have been achieved. Such performance goals are based on selected subsidiary financial goals, individual goals and corporate goals. The amount of bonus payable to Mr. Herenstein is dependent upon the achievement of certain specified corporate net income goals as well as the achievement of defined quantitative goals relating to sales and marketing criteria and discretionary factors. If Messrs. Holt and Herenstein meet their respective specified goals, each of them is eligible to receive an annual bonus of 40 percent of his respective salary. The amount of bonus may increase or decrease depending upon the extent by which actual results vary from the specified goals. In no event, however, will Mr. Holt's bonus for any year be less than $100,000 or greater than 100 percent of his salary nor will Mr. Herenstein's bonus be less than $75,000 or greater than 80 percent of his salary.

     The bonus amount payable to the chief executive officer of the Company is determined and calculated in the same manner as described above with respect to the Company's cash bonus plan, except that in no event shall such bonus be greater than $1,000,000 or be less than $120,000 per year ("Annual Guaranteed Bonus").

Long-Term Incentive

     The grant of stock options is the principal long-term program utilized by the Company to attract and retain talented executive officers and to strengthen the mutuality of interest between such officers and shareholders of the Company. Generally, stock options are granted at 100 percent of the fair market value of the Common Stock on the date of grant to ensure that executives are rewarded only for appreciation in the price of such stock. While all executive officers are eligible to receive stock options, participation in each annual grant, as well as the size of the grant, is determined through a subjective analysis of individual performance, corporate performance in the general sense, a perception of an executive officer's future potential and competitive practices. In accordance with the Committee's philosophy on executive compensation and with consideration of the foregoing factors, options were granted to the chief executive officer and other executive officers at levels consistent with past practices.

Conclusion

     The Committee believes that the Company's executive compensation programs closely align each executive's total compensation with individual and corporate performance and shareholder returns, while providing a balanced compensation mix between base pay and incentives that is market and performance driven. With respect to the provisions of the Internal Revenue Code of 1986, as amended ("Code") limiting the deductibility of executive compensation in excess of $1 million, the Company has not adopted a policy that requires the Committee to qualify executive compensation for deductibility under the Code. The Committee believes that the tax impact of any compensation arrangement should not be the dispositive factor in such determination but may be considered in light of overall compensation philosophy. Accordingly, although the Committee intends to establish executive officer compensation programs that maximize tax deductions, it will do so only when such actions are consistent with its compensation philosophy and the best interests of the Company and its shareholders. Consistent with the foregoing philosophy, the Committee does consider the net cost to the Company in making compensation decisions.

Compensation Committee

Kevin J. Bradley, Chairman            Steven Lazarus           Patricia McGinnis

                               PERFORMANCE GRAPHS

     Set forth below are two line graphs comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's ("S&P") 500 Index and the S&P High Technology Composite Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  AMONG PRIMARK CORPORATION, S&P 500 INDEX AND
                     S&P HIGH TECHNOLOGY COMPOSITE INDEX(1)
                       DURING THE TENURE OF THE COMPANY'S
                           CHIEF EXECUTIVE OFFICER(2)

                                  [LINE CHART]
                                   1987   1988   1989  1990  1991  1992  1993  1994  1995  1996
                                   ----   ----   ----  ----  ----  ----  ----  ----  ----  ----
PRIMARK CORPORATION                 100    162    232   162   260   361   275   321  734    606
S&P 500                             100    117    154   146   194   209   230   233  321    395
S&P HIGH TECHNOLOGY COMPOSITE       100    102    100   102   117   122   150   174  251    356

---------------

(1) Assumes that the value of the investment in Primark Common Stock and each index was $100 on December 31, 1987 and that all dividends were reinvested.

(2) Prior to May 1988, Primark was a public utility holding company since it owned all of the issued and outstanding common stock of Michigan Consolidated Gas Company ("MichCon"). In May 1988, the Company distributed to its shareholders approximately 95 percent of the outstanding common stock of MichCon and, thereafter, sold the remaining five percent of such shares. For purposes of this Performance Graph and in accordance with the SEC's interpretations, the spin off of MichCon by the Company has been treated as a special dividend and is reflected in the Performance Graph in accordance with the rules adopted by S&P for special dividends, with the value of such dividends assumed to be reinvested in the Company's Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG PRIMARK CORPORATION, S&P 500 INDEX AND
                     S&P HIGH TECHNOLOGY COMPOSITE INDEX(1)
                      AS OF DECEMBER 31 OF RESPECTIVE YEAR

                                  [LINE CHART]
                                  1991  1992  1993  1994  1995  1996
                                  ----  ----  ----  ----  ----  ----
PRIMARK CORPORATION                100   139   106   124   282   233
S&P 500                            100   108   118   120   165   203
S&P HIGH TECHNOLOGY COMPOSITE      100   104   128   149   215   305

---------------
(1) Assumes that the value of the investment in Primark Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     During 1996, Mr. Kasputys served as Chairman, President and Chief Executive Officer of the Company pursuant to an employment agreement entered into with the Company as of February 21, 1992, as amended. Mr. Kasputys has entered into a new employment agreement with the Company which replaces the earlier employment agreement, subject to shareholder approval at the Annual Meeting. See "Approval
of Kasputys Employment Agreement and Related Agreements" on pages   to   for a
description of the material differences between the old and new agreements.

     The Company and TASC have entered into the Holt Employment Agreement pursuant to which Mr. Holt is employed as President and Chief Executive Officer of TASC until December 31, 1998 at a minimum annual salary of $400,000. Subject to the attainment of selected subsidiary financial goals, individual goals and corporate goals, Mr. Holt may earn an annual bonus of up to 40 percent of his annual salary, provided, however, that in no event may Mr. Holt receive an annual bonus greater than 100 percent of his annual salary nor less than $100,000. If Mr. Holt's employment with TASC is terminated other than for "cause" (as defined in the Holt Employment Agreement), TASC is obligated under the Holt Employment Agreement to make a lump sum cash payment to him equal to two times the amount of his then annual salary plus, if such termination occurs during 1997 or 1998, an additional cash payment based upon the growth in EVA commencing in 1996 for the number of full calendar years during which Mr. Holt was actually employed by TASC. He would also be entitled to a lump sum cash payment of $150,000 from the Company in lieu of receiving any supplemental death and retirement benefits from the Company and all stock options would become immediately exercisable. In the event Mr. Holt's employment with TASC is terminated for cause or if Mr. Holt voluntarily terminates his employment with TASC, he is not entitled to severance pay other than the $150,000 referred to in the immediately preceding sentence. If Mr. Holt's employment terminates other than by reason of death, disability or involuntary termination without cause, the options granted to him in connection with the employment agreement will terminate. Mr. Holt is entitled to participate in any TASC plan relating to pension, profit sharing, group life insurance, medical coverage, education or other retirement or employee benefits that TASC has adopted or may adopt for the benefit of its executive officers. He is also entitled to be provided with an automobile for business use or an automobile allowance in lieu thereof, financial planning assistance up to $5,000 annually and a lump sum cash payment of $200,000 to help offset certain expenses associated with the Holt Employment Agreement. Under the Holt Employment Agreement, Mr. Holt is subject to certain non-compete and nondisclosure provisions for the periods stated therein following the termination of the Holt Employment Agreement. See "Long-Term Incentive Plan -- Awards in Last Fiscal
Year" on pages   and   for a discussion of Mr. Holt's long-term incentive
arrangement.

     The Company has entered into an employment agreement with Mr. Herenstein pursuant to which Mr. Herenstein is employed as Senior Vice President of Marketing of the Company until June 30, 1998 at an annual salary of $325,000. Subject to the attainment of Company performance goals, Mr. Herenstein may earn a bonus of up to 40 percent of his annual salary, provided, however, that in no event may Mr. Herenstein receive a bonus greater than 80 percent of his annual salary nor less than $75,000. Mr. Herenstein is not entitled to participate in any plan of the Company relating to pension, profit-sharing, group life insurance, medical, disability or dental coverage, education or other retirement or employee benefits adopted by the Company for the benefit of its executive officers or employees. Mr. Herenstein is entitled to: participate in stock-based plans of the Company, including the Savings Plan; receive financial planning assistance up to $3,000 annually; coverage under the Company's life insurance policy in an amount equal to 2 times his salary and the provision of a leased automobile. Pursuant to the terms of his employment agreement, Mr. Herenstein is deemed to have exercised as of September 30, 1996 all value appreciation rights that were granted to him under the Primark Information Services UK Limited And Affiliates Long-Term Incentive Plan while he was an executive officer of a Primark subsidiary. He received in 1997 a $274,120 payment from such exercise. If Mr. Herenstein's employment with the Company is terminated without cause (as defined therein), the Company is obligated to make a lump sum cash payment equal to the sum of his then monthly salary times 18 months and all stock options would become immediately exercisable if such termination of employment arises from death or disability of Mr. Herenstein. In the event Mr. Herenstein's employment with the Company is terminated for cause because of the performance of services in a materially unsatisfactory manner, the Company shall pay to Mr. Herenstein a lump sum amount equal to the greater of (i) the sum of his then monthly salary times the number of months remaining under the employment agreement, or (ii) the sum of his then monthly salary times 18 months. Notwithstanding the foregoing, the Company will not be obligated to make a severance payment to Mr. Herenstein if his employment with the Company is terminated for cause other than as set forth in the immediately preceding sentence. Mr. Herenstein is subject to certain non-compete, nonsolicitation and nondisclosure provisions for the periods stated therein during the term of his employment agreement and for the periods stated thereafter.

     Messrs. Curran and Kargula receive certain non-contributory supplemental death and retirement benefits. The pre-retirement death benefit payable to the executive's surviving spouse, will equal, per annum, 50 percent of the executive's final salary until such time as the executive would have reached age 65; thereafter, payments will equal, per annum, 20 percent of such salary until the executive would have reached age 75. At retirement the executive may elect to receive (i) supplemental retirement income equal to 20 percent of such executive's final salary for each of the first ten years following retirement; or (ii) other available post retirement benefits which are actuarially equivalent to the foregoing ten-year payment option.

Although the supplemental death and retirement benefits are paid solely from general corporate assets, it is expected that such costs would be recovered over time through Company-owned life insurance on the participants.

     Each of the executive officers named in the Summary Compensation Table, other than Mr. Herenstein, has entered into a separate change of control agreement. In the event of a change of control of the Company, the change of control agreements provide that the Company will pay to the executive an amount generally equal to three times the average annual compensation paid to such executive during the preceding five years if the executive's employment is terminated by the Company without cause within three years after a change of control. The change of control agreements may be unilaterally rescinded or amended by the Board of Directors of the Company without the consent of the executive prior to a change of control or events potentially leading to a change of control. Mr. Herenstein's employment agreement contains a change of control provision pursuant to which Mr. Herenstein will be entitled to receive a lump sum payment equal to the product of his then monthly salary times the number of months remaining under the employment agreement if his employment with the Company is terminated for specified reasons within one year following the sale of 60 percent or more of the Common Stock of the Company.

APPROVAL OF AMENDMENT TO ARTICLE III OF ARTICLES OF INCORPORATION
INCREASING NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (ITEM 2)

     As set forth in Article III of the Company's Articles of Incorporation, as amended (the "Articles"), the capital stock which the Company has authority to issue currently consists of 65,000,000 shares of common stock, stated value $.02 per share, and 4,000,000 shares of preferred stock, par value $1.00 per share. On February 25, 1997, the Board of Directors adopted resolutions recommending an amendment to Article III of the Articles to increase the number of authorized shares of Common Stock from 65,000,000 shares to 100,000,000 shares (the "Amendment"). The Board also directed that the Amendment be submitted to shareholders for action at the Annual Meeting.

     Of the 65,000,000 presently authorized shares of Common Stock 27,067,951 shares of Common Stock were issued and outstanding on January 1, 1997 and approximately 5,351,697 shares are issuable under the Company's stock option and employee benefit plans. In addition, 27,067,951 and 5,351,697 shares of Common Stock are issuable pursuant to the Company's Rights Agreement ("Rights Agreement") with respect to outstanding Shares and Shares issuable under the Company's stock option and employee benefit plans, respectively. Accordingly, 160,704 shares of authorized but unissued shares of Common Stock remain available for future issuance, without taking into account shares of Company Common Stock which the Company may issue to satisfy certain contingent pay-out obligations incurred in connection with the acquisition of the Yankee Group Research, Inc. ("Yankee Group"). None of the 4,000,000 presently authorized shares of preferred stock is currently outstanding.

     If the Amendment is approved by the shareholders of the Company, the additional 35,000,000 shares of Common Stock so authorized will be available for issuance by the Board of Directors without further shareholder authorization unless required by the laws of the State of Michigan or by the rules of the NYSE. A principal purpose for increasing the number of authorized shares of Common Stock is to afford the Company flexibility in considering and acting promptly upon opportunities for acquisitions and raising additional capital, without the delay and expense of obtaining shareholder approval. The increase in the number of authorized shares of Common Stock also is needed to fully implement the proposed 2,000,000 share increase in the number of shares of Common Stock issuable under the 1992 Primark Corporation Employee Stock Purchase Plan (the "1992 Stock Purchase Plan") and the grant to Mr. Kasputys of an option for 1,000,000 Shares as part of his employment arrangement. See "Proposed Increase in the Number of Shares Reserved for Issuance Under the Primark Corporation 1992 Employee Stock Purchase Plan" and "Approval of Kasputys Employ-ment Agreement and Related Agreements." Except for shares of Common Stock which may be issued under the Company's stock option and other employee benefit programs, the Rights Agreement, and contingent payout obligations in connection with the acquisition of the Yankee Group, the Company has no current plans, arrangements or understandings, whether written or oral, to issue any additional shares of Common Stock at this time. The additional authorized shares of Common Stock would also be available for issuance from time to time for general corporate purposes without further shareholder authorization unless required by the rules of the NYSE. The additional authorized shares of Common Stock would be part of the Company's existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The holders of the Company's Common Stock do not have preemptive rights.

REQUIRED VOTE

     Adoption of the Amendment by the shareholders will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. If adopted by the shareholders, the Amendment will become effective automatically upon filing of a certificate of amendment with the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE AMENDMENT INCREASING THE AUTHORIZED COMMON STOCK TO 100,000,000 SHARES.

APPROVAL OF KASPUTYS EMPLOYMENT AND RELATED AGREEMENTS (ITEM 3)

     The Company previously entered into an employment agreement with Mr. Kasputys dated as of February 21, 1992, as amended (the "Old Employment Agreement"). On January 7, 1997 and February 25, 1997, the Board approved certain modifications to the Old Employment Agreement as set forth in a revised employment agreement, as amended (the "New Employment Agreement"), as well as a non-qualified stock option agreement (the "Stock Option Agreement") and a registration rights agreement (the "Registration Rights Agreement"), each between the Company and Mr. Kasputys and dated as of January 7, 1997, and the Committee approved the grant of an option to Mr. Kasputys under the Stock Option Agreement on that date. These agreements are subject to shareholder approval at the Annual Meeting. The following is a brief summary of the objectives of the three agreements, their material terms and the principal differences between the New Employment Agreement and the Old Employment Agreement.

     Given the complexity, global presence and growth of the Company, together with the key role that Mr. Kasputys has played in the development of the Company over the past ten years, the Board desires to retain his services as Chairman, President and Chief Executive Officer of the Company for at least the next five years. This will allow time for further growth of the Company, while strengthening and expanding its management team. In particular, the Board desires that Mr. Kasputys develop several members of management who are capable to serve as successors at such time as the need may arise.

     Commencing in the third quarter of 1996, members of both the Nominating and Compensation Committees of the Board entered into discussions with Mr. Kasputys regarding a new employment contract to expire December 31, 2001, together with related incentives. The Board was assisted in this effort by an internationally-recognized compensation consulting firm.

     In developing new terms and conditions for the employment of Mr. Kasputys, the Board gave consideration to a number of relevant facts and circumstances. First, Mr. Kasputys is eligible to retire from the Company at age 62 on August 12, 1998, and the Board desires to encourage him to remain in his current position with the Company well beyond such date, particularly since the employment agreement of certain executive officers of the Company expire in 1998. (See "Employment Agreements and Other Arrangements" commencing on page hereof). Second, Mr. Kapsutys was granted 1,018,220 stock options on January 12, 1988, which will either be exercised or expire on January 12, 1998. These options will no longer provide an incentive when either of these events occur, which will be within the next nine months. Third, there is considerable work to be done in the future to implement the strategies for the Company that have been adopted by the Board, and the Board believes Mr. Kasputys, because of his experience, insight and capabilities, is the best qualified individual to provide the leadership and direction necessary to carry out these actions. Fourth, to provide the maximum incentive to increase the price of the Company's stock, the Board provided a stock option grant with 50 percent of the options granted having an exercise price from 125 percent to 150 percent of the fair market value of the Company's stock on the date of grant. Finally, the Board reviewed the competitive compensation levels for chief executive officers in similar situations with the tenure, experience and performance of Mr. Kasputys.

EMPLOYMENT AGREEMENT

     Pursuant to the terms of the New Employment Agreement, Mr. Kasputys is to continue to be employed as the Chairman, President and Chief Executive Officer of the Company. The term of his employment has been extended for three years and ends on December 31, 2001. Under the Old Employment Agreement, the term of his employment was to end on December 31, 1998. Mr. Kasputys' annual salary under the New Employment Agreement was established at his current annual salary level of $602,000, subject to increase from time to time as determined by the Board. Mr. Kasputys is also eligible to receive an annual bonus of up to 60 percent of his annual salary in effect at the beginning of the year, provided that performance goals set by the Committee are met. The amount of the bonus will increase or decrease depending on the amount by which the actual financial results of the Company vary from the performance goals, subject to a $120,000 minimum and a $1,000,000 maximum annual bonus. No bonus in excess of the minimum bonus amount will be paid under the New Employment Agreement unless and until the Committee shall have certified in writing that the performance goals have been attained. The Committee has determined that the performance goal will be based on the Company's annual net income. Under the Old Employment Agreement, Mr. Kasputys' current annual salary of $602,000 was subject to similar adjustments. He was also entitled to an annual bonus of 60 percent of his annual salary (with the same $120,000 minimum bonus), provided that prespecified financial performance goals established by the Board were met.

     In addition to his salary and bonus under the New Employment Agreement, the Committee granted to Mr. Kasputys a stock option for 1,000,000 shares of Company Common Stock pursuant to the terms and conditions set forth in the Stock Option Agreement and Mr. Kasputys has certain rights under the Registration Rights Agreement, both of which are discussed below. Under the Old Employment Agreement, Mr. Kasputys was granted an option to purchase 250,000 Shares, at an option price of $11.625 per share, which option became fully vested and exercisable on February 20, 1995.

     Both the Old and New Employment Agreements entitle Mr. Kasputys to participate in retirement and other employee benefit plans, insurance and fringe benefits provided by the Company, including the use of an automobile for business use and up to $10,000 annually as reimbursement for expenses incurred in obtaining tax and estate planning assistance. Both agreements entitle Mr. Kasputys to annual retirement compensation for life in an amount equal to 55 percent of the salary (excluding his bonus but including all amounts paid under the Company's defined benefit plan) payable to him during the final year prior to the date he retires at age 62 or later. If Mr. Kasputys predeceases his spouse at the time of his retirement or thereafter, his spouse is entitled to 60 percent of Mr. Kasputys' annual retirement compensation as calculated in the preceding sentence. If Mr. Kasputys dies prior to his retirement, his spouse is entitled to payments equal to 50 percent of his final salary until such time as Mr. Kasputys would have become 65, and annual payments of 33 percent (20 percent under the Old Employment Agreement) of such salary thereafter for life. Under the New Employment Agreement, in the event Mr. Kasputys is terminated prior to retirement at age 62 for cause or voluntarily terminates his employment, the retirement obligations described in this paragraph also terminate, and if Mr. Kasputys is terminated without cause prior to age 62, he is entitled to reduced retirement compensation calculated by reducing the full retirement compensation amount by 2 percent for each full year not worked by Mr. Kasputys prior to age 62. Under the Old Employment Agreement, all retirement compensation terminated if Mr. Kasputys was terminated with or without cause or if Mr. Kasputys voluntarily terminated his employment during the term of the agreement.

     Under both the Old and New Employment Agreements, the Board may terminate Mr. Kasputys' employment at any time with or without cause. However, termination by the Board other than termination for "cause" (as defined) by a two-thirds vote of all of the members of the Board shall not prejudice Mr. Kasputys' right to compensation or other benefits under the Employment Agreements and all options granted to Mr. Kasputys shall be exercisable in accordance with the terms of their governing documents. Termination other than termination for cause by two-thirds vote of all of the members of the Board would result in liability for liquidated damages in an amount equal to two times the amount Mr. Kasputys' annual salary and the bonus paid to him in the year prior to termination (on a pro-rated basis) as well as health, life and disability insurance for a period of two years in the same amounts provided prior to termination. These liquidated damages are not reduced by any compensation which Mr. Kasputys may receive from another employer after termination of his employment with the Company. Mr. Kasputys has no right to receive compensation or other benefits for any period after termination for cause.

     Both the Old and New Employment Agreements provide that, during the term of employment, Mr.Kasputys is prohibited from having any other paid employment or providing services to any other company other than service as a member of the board of directors of unaffiliated companies if approved by the Board; provided, however, that this prohibition does not apply with respect to Lifeline Systems, Inc. and The Hitachi Foundation where Mr. Kasputys currently serves as Director and Trustee, respectively.

     The New Employment Agreement provides that, for a period of 12 months following termination of his employment, Mr. Kasputys is prohibited from soliciting business from any person that was a customer of the Company or any of its subsidiaries at any time within one year preceding the termination date, inducing or attempting to induce any customer to reduce its business with the Company or any of its subsidiaries or soliciting or attempting to solicit any employees of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries. In addition, for a period of one year following termination of employment, Mr. Kasputys must keep confidential and not disclose the trade secrets or confidential information or knowledge relating to the business of the Company or any of its subsidiaries. The Old Employment Agreement did not contain such restrictions.

     The New Employment Agreement is subject to shareholder approval. The Old Employment Agreement was not subject to shareholder approval and, as a result, was not approved by the shareholders.

STOCK OPTION AGREEMENT

     Pursuant to the New Employment Agreement, the Committee granted to Mr. Kasputys, subject to shareholder approval, an option (the "Option") to purchase 1,000,000 Shares as follows: 500,000 Shares at $24.25 per share, which price is not less than the closing price of the Shares on the NYSE on the date of grant; 250,000 Shares at $30.313 per share, which price is not less than 125 percent of the closing price of the Shares on the NYSE on the date of grant; and 250,000 Shares at $36.375 per share, which price is not less than 150 percent of the closing price of the Shares on the NYSE on the date of grant. The market price of the Shares on the date of grant, January 7, 1997, was $24.25 per share. The Option is evidenced by the Stock Option Agreement. The Option will become exercisable as follows: the first 500,000 Shares referred to above become exercisable on or after the second anniversary of the date of grant; the next 250,000 Shares referred to above become exercisable on or after the third anniversary of the date of grant and the final 250,000 Shares referred to above become exercisable on or after the fourth anniversary of the date of grant; provided, however, that the Option becomes fully exercisable in the sole discretion of the Committee in the event the Board designates a successor as Chief Executive Officer of the Company or upon any transaction which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Company.

     In addition, the Option will become fully exercisable upon a "change of control" as defined in the Change of Control Compensation Agreement dated April 30, 1987 (the "Change of Control Agreement") between the Company and Mr. Kasputys and, in such event, Mr. Kasputys may elect to have the Option cashed out based on the greater of the highest price per share paid or offered in any transaction related to a "change of control" of the Company or the highest price per share paid in any transaction reported on the exchange on which the Shares are traded, at any time during the preceding 60-day period. A "change of control" shall be deemed to have occurred: (i) upon consummation of any consolidation or merger of the Company if the Company is not the surviving corporation or pursuant to which the Shares are converted into cash, securities or other property, other than a merger where the holders of the Shares immediately prior to the merger have the same proportionate ownership immediately after the merger; (ii) upon consummation of any sale, lease, exchange or transfer of all or substantially all of the assets of the Company;
(iii) upon the approval by shareholders of a plan or proposal for the liquidation or dissolution of the Company; (iv) in the event any Person (as defined in the Securities Exchange Act of 1934) becomes the beneficial owner of 30 percent or more of the outstanding Shares; or (v) in the event that, during any calendar year, the individuals who constituted the entire Board at the beginning of such year shall cease for any reason to constitute a majority unless the election, or nomination for election by shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year. In addition, the Option will become fully exercisable in the event of termination of Mr. Kasputys' employment without cause, in which case Mr. Kasputys will be entitled to exercise the Option for 90 days following such termination. See "Employment Agreements and Other Arrangements" for a description of the additional amounts payable to Mr. Kasputys under the Change of Control Agreement in the event his employment is terminated by the Company without cause following a Change of Control. The Change of Control Agreement is unaffected by the New Employment Agreement and related agreements.

     In the event of Mr. Kasputys' death while employed or within three years following his retirement from the Company at age 62 or older, the Option will continue to be exercisable only until the later of one year after the date of death and three years after Mr. Kasputys' retirement from the Company at age 62 or older, but only to the extent it had become exercisable before termination of employment. In the event of termination due to disability, the Option will continue to be exercisable for one year after the date of such termination, but only to the extent it had become exercisable before termination of employment. If Mr. Kasputys' employment terminates by reason of retirement at age 62 or older, the Option will continue to be exercisable for three years after the date of such termination, but only to the extent it had become exercisable before termination of employment. Regardless, in each case, the Option cannot be exercised after the original expiration date of the Option.

     Under the Stock Option Agreement, Mr. Kasputys is permitted to borrow funds from the Company to exercise the Option. The maximum amount he can borrow is the lesser of 80 percent of the fair market value of the Shares at the time of exercise or 100 percent of the option price. Mr. Kasputys must pledge the Shares he purchases through exercise of the Option to secure the loan and must increase the amount of collateral (or pay down the loan) so that the outstanding balance of the loan is not more than 90 percent of the value of the collateral at any time. The term of the loan may not exceed three years. The loan will bear interest at the lowest rate so as not to require imputation of interest income under federal income tax laws. The loan will become payable in full upon termination of Mr. Kasputys' employment other than by reason of death, disability or retirement. The loan will be payable on the 90th day following an involuntary termination of Mr. Kasputys' employment by the Company without cause.

     To cover income taxes payable to the extent Mr. Kasputys realizes ordinary income in connection with the exercise of the Option, the Stock Option Agreement provides that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to Mr. Kasputys. In addition, upon demand, Mr. Kasputys must promptly pay to the Company any additional amounts as may be necessary to satisfy the Company's withholding tax obligation. Unless otherwise prohibited by the Committee, Mr. Kasputys may satisfy his withholding tax obligation by: (i) tendering payment in cash; (ii) authorizing the Company to withhold from the Shares otherwise issuable upon exercise of the Option that number of Shares having a fair market value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company other Shares owned by Mr. Kasputys having a fair market value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation. Any tender of Shares to satisfy withholding tax obligations is irrevocable by Mr. Kasputys.

     Upon payment of the exercise price of the Option, the Company must deliver to Mr. Kasputys a certificate or certificates for the Shares being purchased, provided, however, that certificates for shares paid for by delivery of a promissory note will be retained by the Company as security for the payment of the promissory note. In the event the balance of principal and interest owning under the promissory note on the last business day of any month exceeds 90 percent of the fair market value of the pledged Shares, the Company will notify Mr. Kasputys that an additional amount is due and payable within seven days so as to reduce the balance owing under the promissory note to 80 percent of the fair market value of the pledged shares; provided, however, that Mr. Kasputys may instead pledge additional Shares in partial or total satisfaction of such additional amount. Any such additionally pledged shares will be valued at the closing price of the Shares on the NYSE on the business day immediately prior to the day the Company receives the Shares. Any dividends on pledged Shares will be paid to the Company and applied against unpaid interest and principal.

     The Option is not transferable other than by reason of death. At
          , the market value of the 1,000,000 Shares subject to the Option
granted to Mr. Kasputys was           based upon a closing sale price of the
Shares on that date of $      per share. Subject to the vesting requirements
described above, the net value (before applicable taxes) that would have been realized by Mr. Kasputys had he exercised the Option on that date was
$          .

     Pursuant to recently implemented Financial Accounting Standards Board Statement No. 123, the Company will be required to recognize compensation expense over the vesting period in an amount equal to the aggregate increase, if any, in the fair market value of the Shares subject to the Option and the Option exercise price between the date of grant and the date the Stock Option Agreement
is approved by shareholders. For example, at           , the fair market value
of the Shares was $        per share. Assuming the shareholders had approved the
Stock Option Agreement on           , 1997, the Company would have had to
recognize compensation expense in the amount of $           , representing the
difference between the fair market value of the Shares and the Option exercise price, and such expense would be recognized in 1997 and 1998 in the following
amounts of $      and $      , respectively.

     The grant of the Option will not be a taxable event for Mr. Kasputys or the Company. Upon exercising the Option, Mr. Kasputys will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount as Mr. Kasputys recognizes ordinary income, assuming that the Option satisfies the applicable requirements under Code
Section 162(m) (summarized below) and subject to disallowance to the extent that the vesting or exercise of the Option constitutes an "excess parachute payment" to Mr. Kasputys under the provisions of the Code relating to "golden parachute payments." Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of the Option, Mr. Kasputys will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the Shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the Option was exercised). If Mr. Kasputys surrenders Shares in payment of part or all of the exercise price for the Option, no gain or loss will be recognized with respect to the Shares surrendered. The basis of the Shares surrendered will be treated as the substituted tax basis for an equivalent number of Option Shares received and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred Shares. The difference between the aggregate Option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the Option will be taxed as ordinary income. Mr. Kasputys' basis in the additional Shares will be equal to the amount included in his income.

REGISTRATION RIGHTS AGREEMENT

     The Registration Rights Agreement provides that, at any time after the issuance of Shares to Mr. Kasputys pursuant to the exercise of the Option, Mr. Kasputys may make a one-time request that the Company register such Shares under the Securities Act of 1933, as amended. The Company may delay filing of a registration statement for a reasonable period of time, not to exceed 90 days, if it determines in good faith that registration at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company. The Company is required to file a registration statement as soon as reasonably practicable after a request but in no event later than the later of (i) 90 days after such request, and (ii) 15 days after the end of the above-mentioned 90-day period in which the Company can delay filing.

     The Company must use its reasonable efforts to have the filing declared effective by the SEC as soon as reasonably practicable after the filing of a registration statement and to keep such registration effective until the earlier of (i) the date on which all Shares registered thereunder have been disposed of, and (ii) two years following the effective date of the registration statement. The Company agrees to pay all registration expenses whether or not the registration statement becomes effective.

     The Registration Rights Agreement also provides that, in the event the Company decides to register additional Shares for sale to the public, the Company is required to include in such registration, the Shares to be issued to Mr. Kasputys pursuant to the exercise of the Option, provided that Mr. Kasputys makes a written request to that effect at least 30 days prior to such registration.

REASONS FOR OBTAINING SHAREHOLDER APPROVAL

     The Board has approved the New Employment Agreement, Stock Option Agreement and Registration Rights Agreement subject to shareholder approval. The Company is submitting the New Employment Agreement, Stock Option Agreement and Registration Rights Agreement for shareholder approval at the Annual Meeting (i) in an effort to obtain a federal income tax deduction under Section 162(m) of the Code for the full amount includable in Mr. Kasputys' income as a result of his exercise of the Option and for bonuses (other than the minimum bonus) paid for years after 1998, and (ii) in order to comply with the share listing requirements of the NYSE.

     Under certain amendments to the Code that became effective for fiscal years from 1994 forward and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition: (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee having the authority to establish and administer performance goals and comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception; (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     Under applicable Treasury regulations, in the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in
(iv) above) is inapplicable, if: (i) the grant or award is made by a compensation committee satisfying the above requirements; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified time period to an employee; and
(iii) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. The Company believes that the Stock Option Agreement satisfies these requirements.

     According to this regulation, a director is an "outside director" if he or she is not a current employee of the corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the corporation; and does not receive, directly or indirectly (including amounts, other than certain de minimus remuneration, paid to an entity by which the director is employed or self-employed or in which the director has at least a five percent ownership interest), remuneration from the corporation in any capacity other than as a director.

     No tax authority or court has ruled on the applicability of Section 162(m) to the bonus or the Option, and any determination of the deductibility of Mr. Kasputys' compensation would ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. There can be no assurance that such amounts will be deductible for federal income tax purposes. The Company retains the right and obligation to issue Shares, pay the bonuses and otherwise satisfy its obligations under the Option and the New Employment Agreement regardless of any final determination as to the applicability of
Section 162(m) of the Code.

     The Company has in the past used stock options as an important device to motivate and reward its executive officers as well as the executive officers of its subsidiaries, and believes that equity incentives represented by stock options enhance its ability to attract and retain key personnel. The Committee and the Board have determined that it is in the best interests of the Company to provide a compensation arrangement for Mr. Kasputys that rewards him for gains in the value of the Company and for gains in shareholder wealth. The Company believes that the arrangements outlined in the above-discussed agreements are appropriate in light of Mr. Kasputys' level of responsibility, importance to the Company and past levels of compensation.

EFFECT OF NON-APPROVAL

     In the event that the shareholders do not approve the New Employment Agreement, Stock Option Agreement and Registration Rights Agreement, these agreements will be of no further force and effect, the

Option granted pursuant to such documents will be canceled without becoming exercisable, and the Old Employment Agreement will continue to operate in full force and effect through the term thereof.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the Annual Meeting of Shareholders is required for approval of the New Employment Agreement, Stock Option Agreement and Registration Rights Agreement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDER APPROVAL OF THE NEW EMPLOYMENT AGREEMENT, STOCK OPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.

APPROVAL OF AN AMENDMENT TO THE PRIMARK CORPORATION 1992 STOCK OPTION PLAN LIMITING THE MAXIMUM NUMBER OF SHARES SUBJECT TO OPTION THAT MAY BE GRANTED TO ANY PARTICIPANT IN THE PLAN IN ANY CALENDAR YEAR (ITEM 4)

     On February 21, 1992, the Board of Directors adopted, subject to shareholder approval, a stock option plan for key employees of the Company and its subsidiaries (the "1992 Stock Option Plan"). The 1992 Stock Option Plan was approved by the shareholders at the 1992 annual meeting. The 1992 Stock Option Plan is designed to assist the Company and its subsidiaries to retain the services of and to motivate selected personnel to acquire a proprietary interest in the Company and thus share in its growth and success.

     The Board of Directors has voted, subject to shareholder approval at the Annual Meeting, to amend the 1992 Stock Option Plan to specify that options covering no more than 100,000 shares of the Common Stock of the Company may be granted to any officer or other employee during any calendar year (subject to adjustment upon the occurrence of a stock split, reclassification, stock dividend and the like as provided in the 1992 Stock Option Plan).

     The limitation on the maximum number of shares of Common Stock that may be granted to any employee in a calendar year is a consequence of certain amendments to the Code that became effective for fiscal years from 1994 forward under which no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, there is no limitation on the deductibility of "qualified performance-based compensation." To satisfy this definition: (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goals under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as "outside directors" for purposes of the exception;
(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     Under Treasury Regulation 1.162-27(e), in the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in
(iv) above) is inapplicable, if: (i) the grant or award is made by a compensation committee satisfying the above requirements; (ii) the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified time period to an employee; and
(iii) under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant. Because the transition rule will not be available to the 1992 Stock Option Plan after the 1997 annual meeting, the Board has amended the 1992 Stock Option Plan to satisfy the above requirement that the option plan state the maximum number of shares with respect to which options may be granted during a specified period to an employee.

DESCRIPTION OF THE 1992 STOCK OPTION PLAN

     The following summary describes the material provisions of the 1992 Stock Option Plan and is qualified in its entirety by reference to the specific provisions of the 1992 Stock Option Plan, a copy of which is available upon request to: Primark Corporation, 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, Attention: Corporate Secretary.

     OPTIONS AVAILABLE FOR GRANT. The 1992 Stock Option Plan provides for the grant of "incentive stock options" and "non-qualified options." Incentive stock options are generally subject to more favorable tax treatment to optionees than non-qualified stock options. See "Federal Income Tax Consequences." No grant may be made under the 1992 Stock Option Plan of a combination of incentive stock options and non-qualified options to a single recipient where the right to exercise one type of option would affect the recipient's right to exercise the other type of option.

     SHARES SUBJECT TO THE 1992 STOCK OPTION PLAN. Subject to adjustment by reason of stock splits, reclassifications, stock dividends and the like as provided in the 1992 Stock Option Plan, the number of shares of Common Stock which may be subject to options granted under the 1992 Stock Option Plan in each fiscal year may not be greater than 1.5 percent of the shares of Common Stock that are issued and outstanding as of the first day of such year; provided, however, that such number shall be increased in any such year by the number of shares of Common Stock available for grant under the 1992 Stock Option Plan in previous years but not covered by options in such year(s); and provided further that the maximum number of incentive options that may be granted under the 1992 Stock Option Plan may not exceed options for more than 250,000 shares of Common Stock, subject to adjustment as provided in the 1992 Stock Option Plan. The proposed amendment would amend the 1992 Stock Option Plan to specify that options covering no more than 100,000 shares of the Company's Common Stock may be granted to any officer or other employee during any calendar year (subject to adjustment upon the occurrence of a stock split, reclassification, stock dividend and the like as provided in the 1992 Stock Option Plan). On January 1, 1997, 27,067,951 shares of Common Stock were outstanding; thus options covering a total of 406,019 shares will be available for grant in 1997. Shares representing the unexercised portion of options granted under the 1992 Stock Option Plan which expire or terminate without being exercised in full shall again be available for issuance under the 1992 Stock Option Plan. Shares of Common Stock may be authorized and unissued shares, treasury shares, or shares purchased on the open market for purposes of the 1992 Stock Option Plan. The closing price of the shares of the Company's Common Stock on the NYSE composite
tape on March   , 1997 was $     per share.

     ADMINISTRATION AND ELIGIBILITY. The 1992 Stock Option Plan is administered by the Committee which is responsible for, among other things, the selection of employees who will be granted options, the type of options granted, the number of shares of Common Stock subject to any option granted, and the time period for exercise of options. Options may be granted to officers and other key employees of the Company and its subsidiaries whether or not they are also directors. At January 1, 1997, there were approximately 6,071 officers and other key employees of the Company and its subsidiaries eligible to participate in the 1992 Stock Option Plan. The aggregate fair market value (determined on the date the option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year under all such plans of the Company and its subsidiaries may not exceed $100,000.

     TERMS OF OPTION AGREEMENTS. Each option must be represented by an option agreement which shall specify the type of option granted, the number of shares of Common Stock subject to the option, the time during which the option is exercisable and shall include the substance of all of the following:

          The price per share at which each option may be exercised shall not be less than the fair market value of a share of Common Stock subject to the option on the date the option is granted; however in the case of a participant possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10 percent optionee"), the option price of incentive stock options shall not be less than 110 percent of the fair market value of such stock on the date the option is granted.

          The exercise price is payable at the time the option is exercised in cash or by delivery of a promissory note to the Company in accordance with the provisions of the 1992 Stock Option Plan. Such exercise price, as well as tax withholding obligations, may also be satisfied, in whole or in part, by the delivery to the Company of shares of Company Common Stock owned by the optionee.

          The maximum term of an incentive stock option granted to a "10 percent optionee" is five years from the date it is granted, and in all other cases the maximum term which may be established for any option is ten years from its date of grant. The Committee may establish that options granted under the 1992 Stock Option Plan shall be exercisable commencing either as of the date of grant or over a period of time not to exceed five years. An option granted to an Officer (as that term is defined in the rules adopted under the Securities Exchange Act of 1934) of the Company is not exercisable during the first six months of its term, except that this limitation does not apply in the event that death of the Officer occurs prior to the expiration of the six-month period or in the event of any other termination of employment unless within six months of such termination the Officer disposed of the Company Common Stock.

          Generally, following termination of employment, an optionee may exercise options granted under the 1992 Stock Option Plan from three months to three years thereafter depending upon the circumstances of the termination. However, if the optionee's employment is terminated for cause, any option granted to such participant shall immediately terminate. Options are not transferable except by will or the laws of descent and distribution and, during the lifetime of a recipient, only such recipient may exercise the option.

          The Committee has the authority to effect, with the consent of the affected optionees, the cancellation of any or all outstanding options granted under the 1992 Stock Option Plan and to grant in substitution therefor new options covering the same or different numbers of Shares but having an option price per Share not less than the fair market value per Share on the new grant date.

     DURATION AND AMENDMENT OF THE 1992 STOCK OPTION PLAN. The Board may amend the 1992 Stock Option Plan at any time; however, shareholder approval is required for (i) any amendment which would reduce the option price below that set forth in the 1992 Stock Option Plan; (ii) any amendment which would increase the number of shares of Common Stock subject to the 1992 Stock Option Plan, except amendments reflecting an increase relating to certain capital adjustments; (iii) any material change in the requirements as to eligibility to receive options; (iv) any increase in the maximum period during which options may be exercised; (v) any extension of the term of the 1992 Stock Option Plan; or (vi) any material increase in the benefits accruing to participants under the 1992 Stock Option Plan. The Board may terminate or suspend the 1992 Stock Option Plan and, unless sooner terminated, it will terminate on March 2, 2002.

     FEDERAL INCOME TAX CONSEQUENCES

     NON-QUALIFIED OPTIONS. Under current federal income tax law an optionee who is granted non-qualified options will not realize taxable income by reason of such grant. Upon the exercise of a non-qualified option, the excess of the fair market value on the date of exercise over the option price of the Shares purchased will be treated as compensation and will be taxable to the optionee at ordinary income tax rates. The Company will be entitled to a deduction in the amount of such taxable income realized by the optionee as long as it complies with applicable reporting requirements.

     If an optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualified options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the surrendered shares were acquired pursuant to the exercise of an incentive option) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares of Common Stock surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had elapsed with respect to the surrendered shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

     INCENTIVE STOCK OPTIONS. Under current federal income tax law, an optionee who is granted incentive stock options will not realize taxable income by reason of the grant or the exercise of an incentive stock option (except that the difference between the fair market value of the stock at the time of exercise and the option exercise price paid by the optionee will be includable in the optionee's income for alternative minimum tax purposes). If an optionee exercises an incentive stock option and does not dispose of the shares of Common Stock within two years of the date the option was granted or within one year of the date the shares were transferred to the optionee, any gain realized upon disposition will be taxable to the optionee as a long-term capital gain, and the Company will not be entitled to any deduction. However, if the optionee disposes of the stock prior to satisfying the applicable holding period requirements (a "disqualifying disposition"), the difference between the option exercise price and the lesser of (a) the amount received upon disposition of the shares and (b) the fair market value of the shares on the date of exercise of the option, will be treated as compensation income to the optionee that is taxable at ordinary income tax rates. Any gain recognized in excess of the ordinary income recognized by an optionee on a disqualifying disposition will be capital gain. If upon disposition of shares acquired pursuant to an incentive stock option an optionee receives less than the exercise price paid for such shares, the optionee will recognize a capital loss. The Company will be entitled to a deduction in the amount of ordinary income recognized by an optionee as the result of a disqualifying disposition.

     If an optionee surrenders shares of Common Stock in payment of part of all of the exercise price for incentive options, the exchange of shares will be treated as a nontaxable exchange (except that the treatment will not apply if the optionee had acquired the shares being surrendered pursuant to the exercise of an incentive option and had not satisfied certain holding requirements). If the exercise is treated as a tax free exchange, the optionee will have no taxable income from the exchange and the basis of the shares surrendered will be treated as the substituted basis for the shares received. The shares surrendered will be treated as exchanged for an equivalent number of new shares, which will take the tax basis of the surrendered shares, and the additional option shares will have a zero basis. These rules will not apply if the optionee surrenders shares received pursuant to the exercise of an incentive option (or another statutory option), as to which the optionee has not satisfied the applicable holding period requirement. In that case, the exchange will be treated as a taxable disqualifying disposition of the surrendered shares, as described above.

     PARTICIPATION IN THE 1992 STOCK OPTION PLAN

     The grant of stock options to eligible employees under the 1992 Stock Option Plan is subject to the discretion of the Committee.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve the amendment to the 1992 Stock Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE PROPOSED AMENDMENT TO THE 1992 STOCK OPTION PLAN.

APPROVAL OF AN AMENDMENT INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PRIMARK CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN (ITEM 5)

     The Company's 1992 Employee Stock Purchase Plan was adopted by the Board of Directors in February 1992, and approved by the shareholders at the 1992 annual meeting. A total of 1,000,000 shares of Common Stock of the Company were initially issuable thereunder. As of January 1, 1997, a total of 729,479 shares have been purchased under the 1992 Employee Stock Purchase Plan and 270,521 shares remain available for purchase. The 1992 Employee Stock Purchase Plan is intended to encourage stock ownership by eligible employees of the Company and its participating subsidiaries by providing such employees with an incentive to purchase stock so as to share in the fortunes of the Company.

     On February 25, 1997, the Board of Directors approved an amendment to the 1992 Employee Stock Purchase Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 2,000,000 shares, bringing the total number of shares of Common Stock available for issuance under the 1992 Employee Stock Purchase Plan to 3,000,000 shares. The Board considers the increase in shares necessary to fund the 1992 Employee Stock Purchase Plan over the next several years. As of January 1, 1997, approximately 3,944 employees of the Company and its participating subsidiaries were eligible to participate in the 1992 Employee Stock Purchase Plan and approximately 22% of the eligible employees were participating in the 1992 Employee Stock Purchase Plan.

     The 1992 Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Sections 421 and 423 of the Code. For Internal Revenue purposes, any increase in the aggregate number of shares which may be issued under an employee stock purchase plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split-up) is treated as the adoption of a new plan requiring approval of the shareholders within 12 months of such adoption. The purpose of this Item is to seek shareholder approval of the 2,000,000 share increase in the total number of shares of Common Stock available for issuance under the 1992 Employee Stock Purchase Plan. The 1992 Employee Stock Purchase Plan, as previously amended and as it is proposed to be amended to increase the shares reserved for issuance thereunder, is hereafter referred to as the "Purchase Plan."

     PURCHASE PLAN

     The following summary describes the material provisions of the Purchase Plan and is qualified in its entirety by reference to the specific provisions of the Purchase Plan, a copy of which is available upon request to: Primark Corporation, 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154,
Attention: Corporate Secretary.

     ELIGIBILITY. Any employee of the Company or its participating subsidiaries who is customarily employed for at least 20 hours per week and who has completed six months continuous employment with the Company or any of its participating subsidiaries is eligible to participate in the Purchase Plan. Generally, eligible employees become participants in the Purchase Plan by delivering a written authorization for a payroll deduction to the Company or to a participating subsidiary prior to the commencement of the offering period in which the employee desires to participate. Notwithstanding the foregoing, in no event may an employee who owns five percent or more of the combined voting power or value of all classes of stock of the Company participate in the Purchase Plan.

     ADMINISTRATION. The Purchase Plan is administered by the Committee. Members of the Committee are not eligible to participate in the Purchase Plan.

     OFFERING PERIODS. The Purchase Plan is implemented by two offerings during each twelve month period of the Purchase Plan. Each offering is of six months duration.

     PURCHASE PRICE. The purchase price at which shares are sold to participants in the Purchase Plan is the lesser of (i) 85 percent of the average market price of the Company's Common Stock on the first business day of the offering period, or (ii) 85 percent of the average market price of the Company's Common Stock on the last business day of the offering period.

     PAYMENT OF PURCHASE PRICE. The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the applicable six month offering period. The deductions under the Purchase Plan may not exceed ten percent of a participant's regular salary paid during an offering period. A participant, generally, may not alter his or her rate of payroll deduction for the offering period after the commencement of an offering period. Payroll deductions for a participant commence on the first pay day following the offering date and continue to the end of the offering unless sooner terminated as provided in the Purchase Plan. No interest is paid on payroll deductions received or held by the Company under the Purchase Plan. All payroll deductions made by a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purposes.

     The number of shares which may be purchased by each participant under the Purchase Plan is that number of full shares which the accumulated payroll deductions in the participant's account at the end of the offering period will purchase at the applicable purchase price.

     Notwithstanding the foregoing, no participant may purchase under the Purchase Plan more than $25,000 worth of Common Stock in any calendar year, or 5,000 shares of Common Stock during any offering period.

     WITHDRAWAL. While each employee who participates in the Purchase Plan is required to sign an agreement authorizing payroll deductions, a participant may withdraw from the Purchase Plan, in whole but not in part, at any time prior to the last business day of each offering period by delivering a withdrawal notice to the Company or participating subsidiary, as the case may be, and thereafter the entire balance of his or her deductions not theretofore used to purchase shares under the Purchase Plan will be promptly refunded.

     A participant who withdraws from the Purchase Plan must file a new authorization at least ten days before the commencement of an offering period in order to re-enter the Purchase Plan. Following a withdrawal from the Purchase Plan by an officer of the Company, in whole or in part, such officer may not participate again in the Purchase Plan for at least six months from the date of withdrawal. Officers of the Company must hold shares purchased under the Purchase Plan for six months from the date the shares are purchased by such persons under the Purchase Plan.

     ISSUANCE OF SHARES OF COMMON STOCK. A participant receives statements of ownership for shares purchased under the Purchase Plan, or may elect to receive stock certificates instead of statements of ownership. Pursuant to certain amendments to the Purchase Plan adopted by the Board, stock certificates, however, are not furnished for shares purchased during offering periods commencing on or after August 1, 1995 until at least two years have elapsed from the date of purchase of such shares, unless the participant's employment with the Company or a participating subsidiary is terminated by the Company or by such subsidiary or a hardship has occurred requiring a sale or transfer of the shares prior to the expiration of the two-year period. Shares purchased under the Purchase Plan are issued only in the name of the participant, or if his or her authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

     NONASSIGNABILITY. No rights of a participant under the Purchase Plan may be transferred or assigned to, or availed of by, any other person.

     AMENDMENT AND TERMINATION OF THE PURCHASE PLAN. The Purchase Plan may be terminated at any time by the Board. The Board also reserves the right to amend the Purchase Plan from time to time, except with respect to the following matter, which shall require the affirmative vote of a majority of the votes cast at a duly held meeting of the Company's shareholders: any increase in the aggregate number of shares which may be issued under the Purchase Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split-up). A participant's rights under the Purchase Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, leave of absence, or for any other reason. A withdrawal notice will be considered as having been received from the participant on the day his or her employment ceases, and all payroll deductions not used to purchase shares will be refunded.

     If a participant's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from him or her on the day the interruption occurs.

     LIMITATIONS ON SALE OR TRANSFER OF STOCK PURCHASED UNDER THE PURCHASE PLAN. Shares of stock purchased under the Purchase Plan during the offering periods commencing on or after August 1, 1995 must be held for at least two years from the date of purchase, unless the participant's employment with the Company or a participating subsidiary is terminated by the Company or such subsidiary or a hardship occurs requiring an earlier sale or transfer. Persons who have experienced a hardship and wish to sell or transfer their shares prior to the expiration of the two-year period must notify the General Counsel of the Company in writing of their intention to sell or transfer and the nature of the hardship. If there is a reasonable basis for believing that a hardship does not exist, the General Counsel may withhold his consent. If consent is granted, the Company may, at its option, purchase the shares at the market price for the shares at closing on the last trading day preceding receipt of the notification of intent to transfer.

     CAPITAL CHANGES. In the event of any change in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock of the Company, appropriate adjustments shall be made in the shares, and purchase price thereof, subject to purchase under the Purchase Plan.

     FEDERAL INCOME TAX INFORMATION

     The Purchase Plan and the right of the employees to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, an employee generally will not recognize income as a result of participation in the Purchase Plan prior to the date of disposition of shares acquired under the Purchase Plan or the employee's death. If the shares are disposed of more than two years after their purchase under the Purchase Plan (the "required holding period") or in the event of the employee's death, the employee will recognize compensation income equal to the lesser of
(i) the excess, if any, of the fair market value of the shares on the date of disposition or the employee's death over the amount the employee paid for the shares, or (ii) 15 percent of the fair market value of the shares as of the first day of the applicable offering period. In addition, an employee will recognize capital gain equal to the excess, if any, of the proceeds from the disposition over the sum of the purchase price by the employee for the shares and the amount of ordinary income the employee recognizes. If the proceeds from disposition of the shares are less than their purchase price paid by the employee, the employee will be entitled to a long-term capital loss. No deduction for federal income taxes will be allowed to the Company upon an employee's death or upon the disposition of shares after the required holding period.

     If shares acquired under the Purchase Plan are held less than the required holding period, the excess, if any, of the fair market value of the shares at the time of purchase under the Purchase Plan over the price the employee paid for the shares will be treated as ordinary income to the employee at the time of disposition of the shares. In addition, the employee will recognize capital gain equal to the excess, if any, of the proceeds from sale over the fair market value of the shares at the time of purchase by the employee. If the proceeds from disposition of the shares are less than the fair market value of the shares on the date of purchase by the employee, the employee will recognize a capital loss equal to the amount of such difference. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income an employee recognizes upon disposition of the shares.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside.

     PARTICIPATION IN THE PURCHASE PLAN

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve the proposed increase in the number of shares of Common Stock reserved for issuance under the Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE INCREASE IN SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 6)

     Subject to ratification by the shareholders, the Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1997. Deloitte & Touche LLP has served as the Company's auditors since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions. If the appointment is not ratified, the Board will appoint another firm as the independent auditors for the year ending December 31, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1997.

COST OF SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by the Company and the solicitation will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of the Company and its subsidiaries who will not be additionally compensated therefore. The firm of McCormick & Pryor Ltd. has been retained to assist with the solicitation of broker and nominee Proxies at a cost of approximately $7,500. The Company will also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the Proxy material to the beneficial owners of Shares.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the Company's Proxy Statement and form of Proxy relating to the Company's 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company at 1000 Winter Street, Suite 4300, Waltham, Massachusetts 02154, not later than December 11, 1997. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of Proxy for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time.

                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                 OF SHAREHOLDERS
                                                                    MAY 28, 1997
                                                                             AND
                                                                 PROXY STATEMENT

                                                                        [LOGO]
                                                                     CORPORATION

                                                                      2600-PS-97

April 10, 1997


Participant in the Primark Corporation
Savings and Stock Ownership Plan

RE:  PRIMARK ANNUAL MEETING - 1997

Dear Participant:

This is to advise you of your right under the Primark Corporation Savings and Stock Ownership Plan to direct the Trustee to vote your interest in the Common Stock of Primark Corporation held by the Trustee under the plan at this year's Annual Meeting of Shareholders. Shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the meeting. Any shares for which the Trustee has not received instructions from Savings and Stock Ownership Plan members will be voted in the same proportion as directed shares of Primark Corporation Common Stock under the plan are voted. Thus, it is important that you send your instruction to the Trustee promptly.

Enclosed is a copy of Primark's Annual Report for the year 1996, the notice of the annual meeting which is to be held on May 28, 1997, and the related proxy material. YOU MAY EXERCISE YOUR RIGHT TO VOTE BY SPECIFYING YOUR CHOICES ON THE ENCLOSED VOTING AUTHORIZATION CARD AND SIGNING, DATING, AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE TRUSTEE WILL COMPLY WITH YOUR INSTRUCTIONS AND TREAT THEM IN COMPLETE CONFIDENCE.

Very truly yours,

Primark Corporation, as Plan Sponsor



By:
   --------------------------

Enclosures

April 10, 1997


Participant in the TASC Profit
Sharing and Stock Ownership Plan

RE:  PRIMARK ANNUAL MEETING - 1997

Dear Participant:

This is to advise you of your right under the TASC Profit Sharing and Stock Ownership Plan to direct the Trustee to vote your interest in the Common Stock of Primark Corporation held by the Trustee under the plan at this year's Annual Meeting of Shareholders. Shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the meeting. Any shares for which the Trustee has not received instructions from TASC Profit Sharing and Stock Ownership Plan members will be voted in the same proportion as directed shares of Primark Corporation Common Stock under the plan are voted. Thus, it is important that you send your instruction to the Trustee promptly.

Enclosed is a copy of Primark's Annual Report for the year 1996, the notice of the annual meeting which is to be held on May 28, 1997, and the related proxy material. YOU MAY EXERCISE YOUR RIGHT TO VOTE BY SPECIFYING YOUR CHOICES ON THE ENCLOSED VOTING AUTHORIZATION CARD AND SIGNING, DATING, AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE TRUSTEE WILL COMPLY WITH YOUR INSTRUCTIONS AND TREAT THEM IN COMPLETE CONFIDENCE.

Very truly yours,

TASC, Inc., as Plan Sponsor



By:
   --------------------------

Enclosures

                               PRIMARK CORPORATION
                         1000 Winter Street, Suite 4300
                          Waltham, Massachusetts 02154

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The signatory(ies) hereto appoint Joseph E. Kasputys, Michael R. Kargula and Stephen H. Curran, and each of them, as Proxies, with the power of substitution, to vote all shares of Common Stock of Primark Corporation held of record by the signatory(ies) on March 31, 1997, at the 1997 Annual Meeting of Shareholders to be held on May 28, 1997, or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE

       Please mark
       votes as in
       this example.


1.   ELECTION OF DIRECTORS:

     Nominees: Kevin J. Bradley, John C. Holt, Joseph E. Kasputys, Steven Lazarus, Patricia McGinnis, Jonathan Newcomb, and Constance K. Weaver.

          FOR                                WITHHELD


       --------------------------------------
       For all nominees except as noted above

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION of the Company to increase its authorized shares from 65,000,000 to 100,000,000.

         FOR                        AGAINST                       ABSTAIN

3.   PROPOSAL TO APPROVE A NEW EMPLOYMENT AND RELATED AGREEMENTS WITH MR. JOSEPH
     E. KASPUTYS, the Chairman, President and Chief Executive Officer of the Company and Chairman of TASC, Inc.

         FOR                        AGAINST                       ABSTAIN

4. PROPOSAL TO APPROVE AN AMENDMENT TO THE PRIMARK CORPORATION 1992 STOCK OPTION PLAN to limit the maximum number of shares subject to option that may be granted to any participant in any calendar year.

         FOR                        AGAINST                       ABSTAIN

5. PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMPANY COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PRIMARK CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN from 1,000,000 shares to 3,000,000 shares.

         FOR                        AGAINST                       ABSTAIN

6. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 1997.

         FOR                        AGAINST                       ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                      MARK HERE
                                                      FOR ADDRESS
                                                      CHANGE AND
                                                      NOTE AT LEFT


Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                                       Date
          --------------------------------------      -------------------------
Signature:                                       Date
          --------------------------------------      -------------------------

                               PRIMARK CORPORATION
                         1000 Winter Street, Suite 4300
                          Waltham, Massachusetts 02154

               THIS VOTING AUTHORIZATION IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     I hereby acknowledge receipt of the proxy soliciting material relative to the Annual Meeting of Shareholders of Primark Corporation called for May 28, 1997. As to my interest in the Common Stock of Primark Corporation held by Fidelity Management Trust Company as Trustee under the Primark Corporation Savings and Stock Ownership Plan, I hereby instruct the Trustee to vote in accordance with the directions on this card.

     THIS VOTING AUTHORIZATION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS VOTING AUTHORIZATION WILL BE VOTED IN THE SAME PROPORTION AS DIRECTED SHARES OF PRIMARK CORPORATION COMMON STOCK UNDER THE PLAN ARE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS AND WITH RESPECT TO THE PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE VOTING AUTHORIZATION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE

        Please mark
        votes as in
        this example.


1.   ELECTION OF DIRECTORS:

     Nominees: Kevin J. Bradley, John C. Holt, Joseph E. Kasputys, Steven Lazarus, Patricia McGinnis, Jonathan Newcomb, and Constance K. Weaver.

            FOR                                WITHHELD


        --------------------------------------
        For all nominees except as noted above

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION of the Company to increase its authorized shares from 65,000,000 to 100,000,000.

         FOR                        AGAINST                       ABSTAIN

3.   PROPOSAL TO APPROVE A NEW EMPLOYMENT AND RELATED AGREEMENTS WITH MR. JOSEPH
     E. KASPUTYS, the Chairman, President and Chief Executive Officer of the Company and Chairman of TASC, Inc.

         FOR                        AGAINST                       ABSTAIN

4. PROPOSAL TO APPROVE AN AMENDMENT TO THE PRIMARK CORPORATION 1992 STOCK OPTION PLAN to limit the maximum number of shares subject to option that may be granted to any participant in any calendar year.

         FOR                        AGAINST                       ABSTAIN

5. PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMPANY COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PRIMARK CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN from 1,000,000 shares to 3,000,000 shares.

         FOR                        AGAINST                       ABSTAIN

6. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 1997.

         FOR                        AGAINST                       ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                 MARK HERE
                                                 FOR ADDRESS
                                                 CHANGE AND
                                                 NOTE AT LEFT



Signature:                                      Date
          --------------------------------------     ---------------------------

                               PRIMARK CORPORATION
                         1000 Winter Street, Suite 4300
                          Waltham, Massachusetts 02154

               THIS VOTING AUTHORIZATION IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     I hereby acknowledge receipt of the proxy soliciting material relative to the Annual Meeting of Shareholders of Primark Corporation called for May 28, 1997. As to my interest in the Common Stock of Primark Corporation held by Fidelity Management Trust Company as Trustee under the TASC Profit Sharing and Stock Ownership Plan, I hereby instruct the Trustee to vote in accordance with the directions on this card.

     THIS VOTING AUTHORIZATION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS VOTING AUTHORIZATION WILL BE VOTED IN THE SAME PROPORTION AS DIRECTED SHARES OF PRIMARK CORPORATION COMMON STOCK UNDER THE PLAN ARE VOTED WITH RESPECT TO THE ELECTION OF DIRECTORS AND WITH RESPECT TO THE PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE VOTING AUTHORIZATION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                     SEE REVERSE
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE

        Please mark
        votes as in
        this example.


1.   ELECTION OF DIRECTORS:

     Nominees: Kevin J. Bradley, John C. Holt, Joseph E. Kasputys, Steven Lazarus, Patricia McGinnis, Jonathan Newcomb, and Constance K. Weaver.

         FOR                                WITHHELD


        --------------------------------------
        For all nominees except as noted above

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION of the Company to increase its authorized shares from 65,000,000 to 100,000,000.

         FOR                        AGAINST                    ABSTAIN

3.   PROPOSAL TO APPROVE A NEW EMPLOYMENT AND RELATED AGREEMENTS WITH MR. JOSEPH
     E. KASPUTYS, the Chairman, President and Chief Executive Officer of the Company and Chairman of TASC, Inc.

         FOR                        AGAINST                    ABSTAIN

4. PROPOSAL TO APPROVE AN AMENDMENT TO THE PRIMARK CORPORATION 1992 STOCK OPTION PLAN to limit the maximum number of shares subject to option that may be granted to any participant in any calendar year.

         FOR                        AGAINST                    ABSTAIN

5. PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMPANY COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PRIMARK CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN from 1,000,000 shares to 3,000,000 shares.

         FOR                        AGAINST                    ABSTAIN

6. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP as independent auditors for the year ending December 31, 1997.

         FOR                        AGAINST                    ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                 MARK HERE
                                                 FOR ADDRESS
                                                 CHANGE AND
                                                 NOTE AT LEFT



Signature:                                     Date
          ------------------------------------      ---------------------------